Exhibit 99.1

TWC Tech Holdings Stockholders Approve Business Combination with Cellebrite

Transaction to Close on or about August 30, 2021
Common Stock and Warrants to Commence Trading on Nasdaq as “CLBT” and “CLBTW”, on August 31, 2021

San Francisco, CA—August 27, 2021 – TWC Tech Holdings II Corp. (“TWC Tech Holdings”) (NASDAQ: TWCT) today announced that its stockholders approved all proposals related to the previously announced business combination (the “Business Combination”) with Cellebrite DI Ltd. (“Cellebrite”) at a special meeting of stockholders held today.

The closing of the Business Combination is anticipated to occur on or about August 30, 2021, subject to the satisfaction of customary closing conditions. The combined company’s common stock and warrants are expected to commence trading on Nasdaq under the ticker symbols “CLBT” and “CLBTW”, on August 31, 2021.

About Cellebrite

Cellebrite’s mission is to enable its customers to protect and save lives, accelerate justice and preserve privacy in communities around the world. Cellebrite is the global leader in Digital Intelligence solutions for the public and private sectors, empowering organizations to master the complexities of legally sanctioned digital investigations by streamlining intelligence processes. Trusted by thousands of leading agencies and companies in more than 140 countries, Cellebrite’s Digital Intelligence platform and solutions transform how customers collect, review, analyze and manage data in legally sanctioned investigations.

About True Wind Capital

True Wind Capital is a San Francisco-based private equity firm focused on investing in leading technology companies. True Wind has a broad investing mandate, with deep industry expertise across software, tech-enabled services, and hardware.

About TWC Tech Holdings

TWC Tech Holdings is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. TWC Tech Holdings raised $600 million in its initial public offering in September 2020. TWC Tech Holdings securities are listed on the Nasdaq Capital Market under the ticker symbols TWCT, TWCTU and TWCTW.

Important Information and Where to Find It

This press release relates to the proposed transaction involving TWC Tech Holdings and Cellebrite. Cellebrite has filed a Registration Statement on Form F-4 with the SEC, which includes a prospectus of Cellebrite and a proxy statement of TWC Tech Holdings, and each party may file other documents with the SEC regarding the proposed transaction. The documents filed by Cellebrite with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge from Cellebrite upon written request to investors@cellebrite.com.

Forward Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict, project or indicate future events or trends. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of TWC Tech Holdings, Cellebrite or the combined company after completion of the proposed business combination contemplated by the Business Combination Agreement and Plan of Merger (the “Business Combination”) are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. Such factors can be found in Cellebrite’s most recent filings with the SEC, which are available, free of charge, at the SEC’s website at http://www.sec.gov, and also in the registration statement on Form F-4 and Cellebrite’s definitive proxy statement/prospectus relating to the Business Combination.

This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in TWC Tech Holdings, Cellebrite or the combined company and is not intended to form the basis of an investment decision in TWC Tech Holdings, Cellebrite or the combined company. New risks and uncertainties arise from time to time, and it is impossible for TWC Tech Holdings and Cellebrite to predict these events or how they may affect the Business Combination. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and TWC Tech Holdings and Cellebrite undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise, except as may be required by law.

Contacts

For Cellebrite:

Media
Adam Jaffe
VP of Global Communications

+1 973 206 7643

adam.jaffe@cellebrite.com

- or -

RapidResponse@cellebrite.com

Investors
Anat Earon-Heilborn
VP Investor Relations

+972 73 394 8440

investors@cellebrite.com

For TWC Tech Holdings II Corp.:
Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

+1 (212) 257-4170

TWCT@gasthalter.com